Exhibit 10.17

FIRST AMENDMENT TO

TAX SHARING AGREEMENT

THIS AMENDMENT (this “Amendment”) is entered into as of December 19, 2011 (the “Amendment Date”), among Gaiam, Inc., a Colorado corporation (“Gaiam”), and Real Goods Solar, Inc., a Colorado corporation (“RGSI”), and amends the Tax Sharing Agreement (the “Original Agreement”) effective as of May 8, 2008 (the “Effective Date”) among Gaiam and RGSI. Capitalized terms used in this Amendment and not defined herein have the meanings given them in the Original Agreement.

With respect to the period from the Effective Date to the Amendment Date (the “Prior Period”), the terms and conditions of the Original Agreement shall govern. With respect to the period from and after the Amendment Date, the terms and conditions of the Original Agreement as supplemented by this Amendment shall govern.

The Parties agree and acknowledge that, as of March 31, 2011, under current statutory tax rates, the amount owed by Real Goods to Gaiam pursuant to the Original Agreement is a net of $1,568,516, representing the maximum amount of the Tax Benefit Payable under Section 3.6 of the Original Agreement of $1,745,486, reduced by $176,970 owed by Gaiam to Real Goods pursuant to Section 3.5 the Original Agreement.

1. A new Section 3.5(c) is added to the Original Agreement to read as follows:

“(c) Notwithstanding anything in this Agreement to the contrary, Gaiam shall not be entitled to any payment under this Agreement by Real Goods or any of its Controlled Affiliates as a result of the utilization by the Real Goods Group of any Tax Item of Alteris Renewables, Inc. or any of Alteris Renewables Inc.’s Controlled Affiliates arising prior to the Real Goods’ acquisition of Alteris Renewables, Inc.”

2. The last paragraph of Section 3.6(b) of the Original Agreement is amended and restated in its entirety to read as follows:

“Gaiam shall in good faith determine the Tax Benefit Payable. In the event of a Final Determination that modifies the amount of any Tax Item described in this Section 3.6(b), the Tax Benefit Payable will be recalculated under subparts (i) and (ii) above and such recalculated amount, to the extent such recalculated amount exceeds the Tax Benefit Payable as determined prior to such Final Determination, shall be paid by Real Goods to Gaiam as described in Section 3.6(a) or, to the extent such recalculated amount is less than the Tax Benefit Payable as determined prior to such Final Determination, shall be paid by Gaiam to Real Goods within ten business days following the date of such Final Determination.”

3. The addresses for delivery of notice in Section 4.2 of the Original Agreement shall be amended and restated to read as set forth on the signature page.

4. Except as expressly amended by this Amendment, the Original Agreement shall continue in full force and effect as the binding obligation of each of the parties. This Amendment shall be governed by and construed in accordance with the domestic laws of the state of Colorado, without giving effect to any choice of law or conflict of law provision or rule (whether of the state of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Colorado. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties have entered into this Amendment as of the day and year first above written.

GAIAM, INC.

By:	/s/ John Jackson

Title:	Vice President of Corporate Development

833 W. South Boulder Road Louisville, Colorado 80027-2452 Attention: John Jackson Telephone: (303) 222-3809 Facsimile: (303) 222-3700 E-Mail: john.jackson@gaiam.com

REAL GOODS SOLAR, INC.

By:	/s/ John Jackson

Title:	Vice President of Corporate Development

833 W. South Boulder Road Louisville, Colorado 80027-2452 Attention: Chief Financial Officer Telephone: (415) 456.2800 Facsimile: (415) 456-2855 E-Mail: erik.zech@realgoods.com

[First Amendment to Tax Sharing Agreement]